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                                                                      EXHIBIT 21

                                  SUBSIDIARIES
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NAME OF SUBSIDIARY                                                        JURISDICTION OF INCORPORATION
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The Outdoor Footwear Company                                              Delaware
The Timberland Finance Company                                            Delaware
Timberland Europe, Inc.                                                   Delaware
Timberland International Sales Corporation                                U.S. Virgin Islands
Timberland Direct Sales, Inc.                                             Delaware
Timberland Retail, Inc.                                                   Delaware
Timberland Manufacturing Company                                          Delaware
Timberland Aviation, Inc.                                                 Delaware
Timberland Netherlands, Inc.                                              Delaware
Timberland International, Inc.                                            Delaware
Timberland SAS                                                            France
Timberland World Trading GmbH                                             Germany
Timberland (UK) Limited                                                   United Kingdom
Timberland GmbH                                                           Austria
Timberland Espana, S.L.                                                   Spain
The Recreational Footwear Company (Dominicana), S.A.                      Dominican Republic
Component Footwear Dominicana, S.A.                                       Dominican Republic
Timberland Footwear & Clothing Company Inc./                              Canada
Les Vetements & Chaussures Timberland Inc.
Timberland Netherlands Holdings B.V.                                      The Netherlands
Timberland Asia LLC                                                       Delaware
Timberland Taiwan LLC                                                     Delaware
Timberland Hong Kong Ltd.                                                 Hong Kong
Timberland Japan, Inc.                                                    Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd                               Malaysia
The Timberland Company (Asia-Pacific) Pte. Ltd.                           Singapore
Timberland Canada Co.                                                     Canada
The Recreational Footwear Company                                         Cayman Islands
Timberland Spain LLC                                                      Delaware
Timberland IDC Ltd.                                                       United Kingdom
Timberland HK Trading Limited                                             Hong Kong
Timberland Switzerland GmbH                                               Switzerland
Timberland (Gibraltar) Holding Limited                                    Gibraltar
Timberland Europe B.V.                                                    The Netherlands
Timberland Italy S.r.l.                                                   Italy
Timberland Taiwan Limited                                                 Taiwan
Timberland Luxembourg Finance S.ar.l.                                     Luxembourg
Timberland Luxembourg Holding Europe S.ar.l.                              Luxembourg
Timberland Luxembourg Holding Asia S.ar.l.                                Luxembourg
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